EXHIBIT 3(iii)

                          [SEAL OF THE STATE OF TEXAS]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                                  APR. 5, 1999

CLEARWORKS/CELIA FIGUEROA
505 N. BELT, SUITE 140
HOUSTON, TEXAS 77060

RE:
CLEARWORKS TECHNOLOGIES, INC.
CHARTER NUMBER 00121994-06

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF MERGER. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES; THE ORIGINAL HAS BEEN FILED IN THIS OFFICE. PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF THE PLAN OF MERGER PROVIDES FOR INCORPORATION OR ORGANIZATION OF AN ENTITY OTHER THAN A TEXAS BUSINESS CORPORATION, YOU SHOULD FILE THE ORGANIZATIONAL DOCUMENTS FOR THAT ENTITY WITH THE APPROPRIATE GOVERNMENTAL OFFICE.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.


                                              VERY TRULY YOURS,

                                              /s/ELTON BOMER
                                                 Elton Bomer, Secretary of State

[SEAL OF THE STATE OF TEXAS]
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                                    BYLAWS OF

                          CLEARWORKS TECHNOLOGIES, INC.

                                    ARTICLE I

                                     OFFICES

            The registered office of the Corporation shall be at 1013 Centre Road, Wilmington, Delaware. The Corporation may have such other offices within or without the State of Delaware as the board of directors may from time to time establish.

                                   ARTICLE II

                                  CAPITAL STOCK

            SECTION 2.1. CERTIFICATE REPRESENTING STOCK. Shares of the classes of capital stock of the Corporation shall be represented by certificates in such form or forms as the board of directors may approve; provided that, such form or forms shall comply with all applicable requirements of law or of the certificate of incorporation. Such certificates shall be signed by the president or vice president, and by the secretary or an assistant secretary, of the Corporation. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Corporation itself or an employee thereof, the signature of any or all of the foregoing officers, and of the seal, of the Corporation may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and, issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation.

            SECTION 2.2. UNCERTIFIED SHARES. Subject to any conditions imposed by the General Corporation Law, the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owners thereof any written notice prescribed by General Corporation Law.
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            SECTION 2.3. STOCK CERTIFICATE BOOK AND STOCKHOLDERS OF RECORD. The
secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of stockholders as they appear on the stock certificate book shall be the official list of stockholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

            SECTION 2.4. STOCKHOLDER'S CHANGE OF NAME OR ADDRESS. Each stockholder shall promptly notify the secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the stockholder from that as it appears upon the official list of stockholders of record of the Corporation. The secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of stockholders of record.

            SECTION 2.5. TRANSFER OF STOCK. The shares represented by any certificate of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

            SECTION 2.6. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

            SECTION 2.7. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed; but, the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be on account of the alleged loss, theft or destruction of such certificate.

            SECTION 2.8. FRACTIONAL SHARES. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be

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issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the certificate of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

                                   ARTICLE III

                                THE STOCKHOLDERS

            SECTION 3.1. ANNUAL MEETING. The annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be determined by the board of directors unless such day is a Saturday, Sunday or legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a Saturday, Sunday or legal holiday; or, at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

            SECTION 3.2. SPECIAL MEETINGS. Except as otherwise provided by law or by the certificate or incorporation, special meetings of the stockholders may be called by the chairman of the board of directors, the president, any one of the directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted by any special meeting of stockholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of section 3.3.

            SECTION 3.3. NOTICE OF MEETINGS - WAIVER. Written notice of each meeting of stockholders, stating the place, day and hour of any meeting and, in case of a special stockholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the president, the secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a stockholder of a written waiver of notice of any stockholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a person at a stockholders' meeting shall constitute a waiver of notice of such meeting except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No notice of any adjournment of any meeting shall be required.

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            SECTION 3.4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. In
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date shall be as follows: the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

            SECTION 3.5. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be subject to lawful inspection by any stockholder at any time during the usual business hours. Such list shall be subject to the inspection of any stockholder during the whole time of the meeting.

            SECTION 3.6. QUORUM AND OFFICERS. Except as otherwise provided by law, by the certificate of incorporation or by these bylaws, the holders of a majority of the outstanding shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of stockholders, but the stockholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote of the holders of a majority of the outstanding shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law. The chairman of the board shall preside at, and the secretary shall keep the records of, each meeting of stockholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.

            SECTION 3.7. VOTING AT MEETINGS. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders except to the extent that the certificate

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of incorporation or the laws of the State of Delaware provide otherwise.

            SECTION 3.8. PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder; but, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

            SECTION 3.9 BALLOTING. Upon the demand of any stockholder, the vote upon any question or matter before the meeting shall be by ballot. At each meeting, inspectors of election may be appointed by the presiding officer of the meeting; and, at any meeting for the election of directors, inspectors shall be so appointed on the demand of any stockholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

            SECTION 3.10. VOTING RIGHTS, PROHIBITION OF CUMULATIVE VOTING FOR DIRECTORS. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. No stockholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

            SECTION 3.11. RECORD OF STOCKHOLDERS. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

            SECTION 3.12. ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the stockholders of the Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

            SECTION 3.13. INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall

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determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

            SECTION 4.1. NUMBER, QUALIFICATIONS AND TERM. The business and affairs of the Corporation shall be managed or be under the direction of the board of directors; and, subject to any restrictions imposed by law, by the certificate of incorporation, or by these bylaws, the board of directors may exercise all the powers of the Corporation. The board of directors shall consist of two (2) members. Such number may be increased or decreased by amendment of these bylaws, provided that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Delaware or stockholders of the Corporation absent provision to the contrary in the certificate of incorporation or laws of the State of Delaware. Except as otherwise provided in section 4.3 of these bylaws, each position on the board of directors shall be filled by election at the annual meeting of stockholders. Any such election shall be conducted in accordance with section 3.10 of these bylaws. Each person elected a director shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with section 4.2 of these bylaws.

            SECTION 4.2. REMOVAL. Any director or the entire board of directors may be removed from office, with or without cause, at any special meeting of stockholders by the affirmative vote of a majority of the outstanding shares of the stockholders entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of majority of the outstanding shares of the stockholders entitled to vote.

            SECTION 4.3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

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            SECTION 4.4. REGULAR MEETINGS. Regular meetings of the board of directors shall be held immediately following each annual meeting of stockholders, at the place of such meeting, and at such other times and places, either within or without the State of Delaware, as the board of directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the board of directors.

            SECTION 4.5. SPECIAL MEETINGS. Special meetings of the board of directors shall be held at any time by call of the chairman of the board, the president, the secretary or any one of the directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before such meeting. Except as otherwise provided by law, by the certificate of incorporation, or by the bylaws, such notice need not specify the business to be transacted, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            SECTION 4.6. QUORUM. All of the directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of not less than all of the directors shall be required in order to constitute the act of the board of directors.

            SECTION 4.7. PROCEDURE AT MEETINGS. The board of directors shall appoint one of their number as chairman of the board of directors to serve in such capacity until the board of directors appoints his successor. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Corporation shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

            SECTION 4.8. PRESUMPTION OF ASSENT. Any director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            SECTION 4.9. ACTION WITHOUT A MEETING. Any action required by statute or permitted to be taken at a meeting of the directors of the Corporation, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all

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directors or all committee members as the case may be, and if the consent in writing shall be filed with the minutes of the proceedings of the board or committee.

            SECTION 4.10. MEETINGS BY TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or members of any committee designated by the board of directors, may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            SECTION 4.11. COMPENSATION. As such, directors of the Corporation may receive, pursuant to resolution of the board of directors, fixed fees and other compensation for their service as directors, including without limitation, their services as members of committees of the directors.

            SECTION 4.12. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Corporation. Such executive committee may exercise such authority of the board of directors in the business and affairs of the Corporation as the board of directors may by resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the number of directors fixed by the bylaws whenever in the judgment of the board the best interest of the Corporation will be served thereby.

            The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

            SECTION 4.13. ADVISORY COMMITTEES. The board of directors may for its convenience, and at its discretion, appoint one or more advisory committees of two or more directors each; but, no such advisory committees shall have any power or authority except to advise the board of directors, any such committee shall exist solely at the pleasure of the board of directors, no minutes of the proceedings of any such committee shall be kept, and no member of any such committee shall receive any compensation for such membership except by way of reimbursement for reasonable expenses actually incurred by him by reason of such membership.

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                                    ARTICLE V

                                    OFFICERS

            SECTION 5.1. NUMBER. The officers of the Corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. Any two or more offices may be held by the same person except that the president and secretary shall not be the same person. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer and secretary.

            SECTION 5.2. ELECTION; TERM; QUALIFICATION. Officers shall be chosen by the board of directors annually at the meeting of the board of directors following the annual stockholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

            SECTION 5.3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

            SECTION 5.4. VACANCIES. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.

            SECTION 5.5. DUTIES. The officers of the Corporation shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such power and duties as from time to time shall be conferred by the board of directors and by these bylaws.

            SECTION 5.6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer shall be elected, shall preside, when present, at all meetings of the board of directors and stockholders, and shall have and may exercise such other powers as are from time to time assigned to him by the board of directors. In the absence of the chairman of the board, such duties shall be performed by the president of the Corporation. In addition, if such an officer shall be elected, the chairman of the board shall exercise and perform such other powers and duties as usually appertain to the office of chairman of the board and as may from time to time be assigned to the chairman of the board by the board of directors of the Corporation or be prescribed by these bylaws.

            SECTION 5.7. PRESIDENT. Subject to the control of the board of directors of the Corporation and subject to the supervisory powers, if any, as may be assigned by the board of directors of the Corporation to the chairman of the board, if such an officer shall be elected, the president shall supervise and control the business and affairs of the Corporation. The president shall perform such

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other duties as usually appertain to the office of president, except for any duties expressly delegated to other persons by these bylaws or the board of directors, and such other duties as may be prescribed by the stockholders or the board of directors from time to time. In the absence of a chairman of the board, the president shall preside at all meetings of the board of directors and of the stockholders of the Corporation. The president shall formulate and submit to the board of directors matters of general policy for the corporation and shall keep the board of directors fully informed as they or any of them shall request and shall consult the board of directors concerning the business of the Corporation. The president shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the board of directors. The president shall vote, or shall give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation. The president may sign with the secretary or any other officer of the Corporation thereunto authorized by the board of directors, certificates for shares of capital stock of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the board of directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

            SECTION 5.8. THE VICE PRESIDENT. At the request of the president, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Corporation.

            SECTION 5.9. SECRETARY. The secretary shall keep the minutes of all meetings of the stockholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors or the president from time to time may assign to or confer on him.

            SECTION 5.10. TREASURER. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the board of directors, or whenever

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requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

            SECTION 5.11. ASSISTANT OFFICERS. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

            SECTION 5.12. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

            SECTION 5.13. BONDS OF OFFICERS. The board of directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

            SECTION 5.14. DELEGATION. The board of directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.1. DIVIDENDS. Dividends on the outstanding shares of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation's own shares, but only out of the surplus of the Corporation, except as otherwise allowed by law.

            Subject to limitations upon the authority of the board of directors imposed by law or by the certificate of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the board of directors.

            SECTION 6.2. CONTRACTS. The president shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the board of directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless

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so authorized by the board of directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

            SECTION 6.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to the bylaws or by resolution of the board of directors.

            SECTION 6.4. DEPOSITORIES. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

            SECTION 6.5. ENDORSEMENT OF STOCK CERTIFICATES. Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation's own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistance secretary either with or without the affixing thereto of the corporate seal.

            SECTION 6.6. CORPORATE SEAL. The corporate seal, if any, shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

            SECTION 6.7. FISCAL YEAR. The fiscal year of the Corporation shall begin and end on such dates as the board of directors at any time shall determine.

            SECTION 6.8. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors, an shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

            SECTION 6.9. RESIGNATION. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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            SECTION 6.10. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section 6.10, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. In the event a determination is made under subsection (d) below that a director, officer, employee or agent of the corporation has met the applicable standard of conduct as to some matters but no such determination has been made as to others, amount to be indemnified may be reasonably prorated.

            (d) Any indemnification under this section 6.10 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct set forth above. Such determination shall be made as follow: by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or if such a quorum is not

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obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the stockholders.

            (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty days of receipt of
(1) a written affirmation by such director, officer, employee, or agent of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation set forth in this section 6.10, and (2) a written undertaking by or on behalf of the director, officer, employee or agent incurring such expense to repay such mount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section 6.10.

            (f) Any right of indemnification granted by this section 6.10 shall be in addition to and not in lieu of any other such right which an officer, director, employee or agent of the Corporation may at any time be entitled under the law of the State of Delaware.

            (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of section 6.10.

                                   ARTICLE VII

                                   AMENDMENTS

            These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the holders of not less than a majority of the outstanding shares entitled to vote at any duly held meeting of stockholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

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                            CERTIFICATE BY SECRETARY

            The undersigned, being the secretary of CLEARWORKS TECHNOLOGIES, INC., hereby certifies that the foregoing code of bylaws was duly adopted by the initial directors of said Corporation effective on May 19, 1998.

            In Witness Whereof, I have signed this certification on this the 19th day of May, 1998.

                                          SIGNATURE ILLEGIBLE
                                          Secretary

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